Exhibit 99.1

Date: November 3, 2015	CorVel Corporation
2010 Main Street
Suite 600
Irvine, CA 92614

FOR IMMEDIATE RELEASE	Contact: Heather H. Burnham
Phone: 949-851-1473
http://www.corvel.com

CorVel Announces Revenues and Earnings

IRVINE, California, November 3, 2015 — CorVel Corporation (NASDAQ: CRVL) announced the results for the quarter and six months ended September 30, 2015. Revenues for the quarter ended September 30, 2015 were $124.5 million and were $123.7 million in the same quarter of the prior year. Earnings per share for the quarter ended September 30, 2015 were $0.41 and were $0.37 for the same quarter of the prior year, an increase of 11%.

Revenues for the six months ended September 30, 2015 were $251.4 million and were $248.1 million in the same period of the prior year. Earnings per share for the six months ended September 30, 2015 were $0.75 and were $0.77 for the same period of the prior year.

During the quarter the Company announced the launch of telehealth services as part of its immediate intervention services model. The Company’s service offering will now include the ability to connect an injured worker with a doctor using a computer, tablet or phone. All data obtained through a telehealth visit is loaded into the Company’s claims management portal, making the information easily accessible for all constituents. Telehealth is another component of the CorVel eco-system that connects patients, healthcare professionals, claims professionals, employers and payors.

About CorVel

CorVel Corporation is a national provider of innovative workers’ compensation, auto, liability and health solutions for employers, third party administrators, insurance companies, and government agencies seeking to control costs and promote positive outcomes. We apply technology, intelligence, and a human touch throughout the risk management process so our clients can intervene early and often while being connected to the critical intelligence they need to proactively manage risk. With a robust technology platform at its core, our connected solution is delivered by a national team of associates who are committed to helping clients design and administer programs that meet their organization’s performance goals.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on the Company’s current expectations, estimates and projections about the Company, management’s beliefs, and certain assumptions made by the Company, and events beyond the Company’s control, all of which are subject to change. Such forward-looking statements include, but are not limited to, statements relating to the Company’s results of operations, including product investment strategies, bill review and claims management services. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause the Company’s actual results to differ materially and adversely from those expressed in any forward-looking statement.

The risks and uncertainties referred to above include, but are not limited to, factors described in this press release and the Company’s filings with the Securities and Exchange Commission, including but not limited to “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended March 31, 2015 and the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015. The forward-looking statements in this press release speak only as of the date they are made. The Company undertakes no obligation to revise or update publicly any forward-looking statement for any reason.

CorVel Corporation

Quarterly Results - Income Statement

Quarters Ended September 30, 2014 and 2015 (unaudited)

Quarter Ended	September 30, 2014	September 30, 2015
Revenues	123,714,000	124,460,000
Cost of revenues	98,247,000	97,776,000

Gross profit	25,467,000	26,684,000

General and administrative	12,749,000	13,209,000

Income from operations	12,718,000	13,475,000

Income tax expense	4,835,000	5,208,000

Net income	7,883,000	8,267,000

Earnings Per Share:
Basic	$0.38	$0.42
Diluted	$0.37	$0.41
Weighted Shares
Basic	20,819,000	19,902,000
Diluted	21,050,000	20,063,000

CorVel Corporation

Quarterly Results - Income Statement

Six Months Ended September 30, 2014 and 2015 (unaudited)

Six months ended	September 30, 2014	September 30, 2015
Revenues	248,078,000	251,399,000
Cost of revenues	194,911,000	198,532,000

Gross profit	53,167,000	52,867,000

General and administrative	26,954,000	28,171,000

Income from operations	26,213,000	24,696,000

Income tax expense	10,031,000	9,529,000

Net income	16,182,000	15,167,000

Earnings Per Share:
Basic	$0.78	$0.76
Diluted	$0.77	$0.75
Weighted Shares
Basic	20,877,000	20,026,000
Diluted	21,130,000	20,199,000

CorVel Corporation

Quarterly Results - Condensed Balance Sheet

March 31, 2015 (audited) and September 30, 2015 (unaudited)

	March 31, 2015	September 30, 2015
Cash	25,516,000	24,887,000
Customer deposits	17,319,000	24,722,000
Accounts receivable, net	57,537,000	59,225,000
Prepaid expenses and taxes	11,675,000	6,470,000
Deferred income taxes	7,181,000	7,580,000
Property, net	56,299,000	54,647,000
Goodwill and other assets	43,227,000	44,163,000

Total	218,754,000	221,694,000

Accounts and taxes payable	15,770,000	15,499,000
Accrued liabilities	58,318,000	61,853,000
Deferred tax liability	16,743,000	16,743,000
Paid in capital	123,443,000	126,727,000
Treasury stock	-360,278,000	-379,053,000
Retained earnings	364,758,000	379,925,000

Total	218,754,000	221,694,000